UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PVH CORP.

(Exact name of Registrant as specified in its charter)

Delaware	13-1166910
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
285 Madison Avenue New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class To be so registered	Name of each exchange on which each class is to be registered
4.125% Senior Notes due 2029	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-240269.

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1 Description of Registrant’s Securities to be Registered.

PVH Corp. (the “Issuer”) has filed with the Securities and Exchange Commission (the “Commission”) a Prospectus dated April 2, 2024 (the “Prospectus”) included in the Issuer’s automatic shelf registration statement on Form S-3ASR (No. 333-278465) and a Prospectus Supplement dated April 9, 2024 (the “Prospectus Supplement”) in connection with the offering of 4.125% Senior Notes due 2029 (the “Notes”). The description of the Notes appearing under the caption “Description of Debt Securities” in the Prospectus and under the caption “Description of Notes” in the Prospectus Supplement are incorporated by reference herein.

Item 2 Exhibits.

4.1	Indenture, dated as of April 15, 2024, among PVH Corp. and U.S. Bank Trust Company, National Association, as trustee (incorporated herein by reference to Exhibit 4.1 of the Issuer’s Current Report on Form 8-K filed with the Commission on April 15, 2024).
4.2	Supplemental Indenture No. 1, dated as of April 15, 2024, among PVH Corp. and U.S. Bank Trust Company, National Association, as trustee (incorporated herein by reference to Exhibit 4.2 of the Issuer’s Current Report on Form 8-K filed with the Commission on April 15, 2024).
4.3	Form of 4.125% Senior Notes due 2029 (incorporated herein by reference to Exhibit 4.3 of the Issuer’s Current Report on Form 8-K filed with the Commission on April 15, 2024).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PVH Corp.

	By:	/s/ Carlos Carvalho
		Name:	Carlos Carvalho
		Title:	Executive Vice President and Treasurer

Date: April 15, 2024

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